Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements Nos. 333-120881, 333-91496 and 333-45586 of Petrohawk Energy Corporation on Form S-3 and Registration Statements Nos. 333-117733 and 333-45298 of Petrohawk Energy Corporation on Form S-8 of our report, dated February 14, 2003, appearing in this Annual Report on Form 10-K of Petrohawk Energy Corporation for the year ended December 31, 2004.

/s/ HEIN & ASSOCIATES LLP

Orange, CA

March 28, 2005